                                                Filed Pursuant to Rule 424(b)(3)
                                   Registration File Nos. 33-61223 and 333-65217

Pricing Supplement No. 2 dated October 23, 1998
(To Prospectus Supplement dated October 21, 1998 and Prospectus dated October 21, 1998)

                               CENTEX CORPORATION

                           Medium-Term Notes, Series A
                               Floating Rate Notes


Principal Amount:                                              $50,000,000

CUSIP No.:                                                     15231E AB 4

Type:                                                Regular Floating Rate

Interest Rate Basis:                                         3 month LIBOR

Initial Interest Rate:                                             5.96922%

Designated LIBOR Pages:                                      Telerate 3750

Original Issue Date:                                      October 28, 1998

Stated Maturity:                                            April 28, 2000

Price to Public (Issue Price per                                    $99.85
$100 Principal Amount):

Agent's Discount or Commission:                                   $100,000

Net Proceeds to Centex:                                        $49,825,000

Spread:                                                    75 Basis Points

Interest Rate Reset Period:                                      Quarterly

Interest Reset Dates and Payment Dates:     January 28, April 28, July 28,
                                                               October 28
                                             (commencing January 28, 1999)



         This Pricing Supplement relates to the original issuance and sale by Centex Corporation of the Medium-Term Notes, Series A, described herein through Credit Suisse First Boston Corporation, as Agent.

         We may issue Medium-Term Notes, Series A, under Registration Statement Nos. 33-61223 and 333-65217 in a principal amount of up to $200,000,000 in gross proceeds and, to date, including this offering, an aggregate of $65,000,000 has been issued.